Exhibit 10.2

AMENDMENT NO.1 TO

MANAGEMENT SERVICES AGREEMENT

DATED JULY 1, 2011

This Amendment No.1 (this “Amendment”) to Management Services Agreement dated July 1, 2011 (the “2011 MSA”) is entered into as of January 1, 2017 by and between Pulmonary Critical Care Management, Inc., a California corporation, and Los Angeles Lung Center, a California Medical Corporation.

1.	Section 7(a) of the 2011 MSA is amended in its entirety to read as follows:

“This Agreement shall commence on the Effective Date and shall continue in full force and effect for a term ending on December 31, 2017 (the “Term”). The Term may be extended for an additional period of one (1) year upon the mutual agreement of the parties.”

2.	All other provisions of the 2011 MSA shall remain in full force and effect

3.	In the event of any conflict between the provisions of this Amendment and the 2011 MSA, the provisions of this Amendment shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of January 1, 2017.

PULMONARY CRITICAL CARE
MANAGEMENT, INC.

By	/s/ Warren Hosseinion, M.D.
Name:	Warren Hosseinion, M.D.
Title:	Chief Executive Officer

LOS ANGELES LUNG CENTER, A MEDICAL CORPORATION

By	/s/ Babak Abrishami, D.O.
Name:	Babak Abrishami, D.O.
Title:	President